EXHIBIT 10.20


After recording, please return to:

Perkins Coie LLP
ATTN:  Thomas C. Morris
251 East Front Street, Suite 400
Boise, Idaho 83702



                               MORTGAGE

THIS MORTGAGE (the "Mortgage") is made this 17th day of June, 2004, between TSL Acquisition Corp., a Delaware corporation ("Mortgagor"), whose current address is c/o AMCON Distributing Company, Attention: Chief Financial Officer, 7405 Irvington Road, Omaha, Nebraska 68164-7940, and Trinity Springs Ltd., an Idaho limited liability company ("Trinity"), whose current address is Attention: Dean Barney, 200 South Main Street, Ketchum, Idaho 83340.

Contemporaneous herewith, the Mortgagor is executing and delivering to Trinity (a) a Promissory Note in the original principal amount of FIVE HUNDRED THOUSAND DOLLARS ($500,000) (the "Three Year Note"), (b) a Promissory
Note in the original principal amount of TWO MILLION EIGHT HUNDRED TWENTY EIGHT THOUSAND FOUR HUNDRED FORTY AND 00/100 DOLLARS ($2,828,440.00) (the "Ten Year Note"), and shall deliver (c) an executed Asset Purchase Agreement (the "Purchase Agreement") dated as of April 24, 2004, among Mortgagor, Trinity and AMCON Distributing Company, a Delaware corporation, the parent of Mortgagor, pursuant to which, in Section 11.1 of the Purchase Agreement, Mortgagor has agreed to make certain royalty payments to Trinity (the "Water Royalty"). To secure the payment of the Three Year Note, the Ten Year Note and the Water Royalty, and in consideration for Trinity's execution, delivery and performance of the Purchase Agreement, Mortgagor is executing and delivering to Trinity (x) this Mortgage to grant Trinity a security interest in the Property, as defined below, and (y) a security agreement (the "Security Agreement").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor and Trinity agree as follows:


   1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Purchase Agreement.


   2. Grant of Security Interest. Mortgagor, for good and valuable consideration, does by these presents grant, bargain, sell, transfer, pledge and convey unto Trinity, and to Trinity's successors and assigns forever, Mortgagor's right, title and interest in and to all that certain real property situate in Elmore County, State of Idaho (the "Property"), and particularly described in Exhibit A, attached hereto and incorporated herein by reference, together with the tenements, hereditaments and appurtenances thereto belonging or in any way appertaining, including but not limited to all timber, mineral, geothermal and water rights pertaining thereto, and specifically the water rights identified on Exhibit B, attached hereto and incorporated herein by reference.

       2.1 Assignment of Leases and Rents. Mortgagor absolutely and unconditionally assigns to Trinity all of Mortgagor's right, title and interest in and to all rents, issues and profits from the Property; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of this Mortgage, Trinity grants to Mortgagor a revocable license to collect and receive all rents, issues and profits.

   3. Security for Obligations. This grant is intended as a Mortgage to secure the payment and performance of all present and future obligations of the Mortgagor to Trinity under the Three Year Note, the Ten Year Note and the Water Royalty, together with any amounts expended by or on behalf of Trinity for the protection, preservation and collection of the security interest granted herein by the Mortgagor to Trinity, including, without limitation, reasonable attorneys fees (collectively the "Obligations").

   4. Representations and Covenants. Mortgagor hereby represents, warrants and covenants to Trinity that: (a) Mortgagor shall own the Property free and clear of any lien, security interest, claim or encumbrance, except for (i) any lien, security interest, claim or encumbrance on the Property that existed prior to the Closing of the transaction contemplated in the Purchase Agreement, (ii) the security interest granted by this Mortgage, (iii) any subordinate lien or subordinate security interest hereafter created by Mortgagor, (iv) any purchase money security interest in property hereafter acquired by Mortgagor and (v) the Permitted Encumbrances, as defined in the Purchase Agreement; (b) Mortgagor will notify Trinity in writing at least thirty (30) days prior to any change in Mortgagor's name, address or form of entity; (c) Mortgagor will not sell or offer to sell, assign, lease or otherwise dispose of any material portion of the Property without Trinity's prior written consent, not to be unreasonably withheld or delayed; (d) Mortgagor will keep the Property at all times in a condition of repair, at least as good as presently exists, reasonable wear and tear excepted, will not remove or demolish any building thereon and will complete or restore promptly and in good and workmanlike manner any building which may be constructed, damaged or destroyed thereon; (e) Mortgagor will provide, maintain and deliver to Trinity evidence of fire insurance satisfactory to and with loss payable to Trinity. The amount collected under any fire or other insurance policy will be released to Mortgagor provided all such proceeds are used solely to rebuild or reconstruct the improvements that were damaged or destroyed; (f) Mortgagor will pay, prior to becoming delinquent, all taxes and assessments affecting the Property.

   5. Further Assurances. The Mortgagor agrees that from time to time, at the sole expense of the Mortgagor, the Mortgagor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Trinity may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Trinity to exercise and enforce its rights and remedies hereunder with respect to the Property. Without limiting the generality of the foregoing, the Mortgagor shall execute and file such financing or continuation statements, or amendments thereto, as Trinity may request, and shall execute a security agreement or any other document reasonably requested by Trinity to perfect Trinity's first priority security interest in the Water Rights which is the subject of the Water Royalty.

   6. Trinity's Duties. The powers conferred on Trinity hereunder are solely to protect its interest in the Property and shall not impose any duty upon it to exercise any such powers. Trinity shall have no duty as to the Property or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to the Property.

   7. Events of Default. The occurrence of any one (1) or more of the following events shall constitute an event of default ("Event of Default") hereunder:

       a.  An "Event of Default" as described in the Three Year Note;

       b.  An "Event of Default" as described in the Ten Year Note; or

       c. Mortgagor shall fail to pay any installment when due of the Water Royalty pursuant to Section 11.1 of the Purchase Agreement and such failure shall continue for a period of five (5) days after Trinity provides written notice of such failure to Mortgagor; provided, however, that in the event any amount of the Water Royalty is subject to any bona fide dispute, an Event of Default hereunder shall not occur unless Mortgagor fails to pay the amount of the Water Royalty that is not in dispute when originally due (subject to the five (5) day notice and right to cure period) or fails to pay the disputed amount finally adjudicated to be due by a court of competent jurisdiction from which no further appeal may be effected, and such payment is not made within twenty (20) days after the judgment of such court becomes final and no longer subject to appeal; or

       d. Any other default under this Mortgage, which default is not cured within thirty (30) days after written notice from Trinity to Mortgagor.

   8.  Remedies.  If any Event of Default shall have occurred:

       a. Trinity may immediately enter upon the Property, to foreclose, sell or dispose of the Property according to law, and from the money arising from such sale, retain the principal and interest which shall then be due on any of the Obligations, together with the costs and charges of foreclosure suit, including reasonable attorneys' fees, and also the amounts of all payments of taxes, assessments, encumbrances or insurance as may have been made by Trinity, its successors or assigns, with interest on the same, paying the surplus of the purchase money, if any, to Mortgagor, its successors or assigns.

       b. Trinity may immediately revoke the license granted the Mortgagor under subsection 2.1 and Trinity may forthwith collect all rents, issues and profits.

       c. Trinity may pursue such other remedies as Trinity may have under applicable law.

       d. All rights and remedies of Trinity after a default shall be cumulative. No waiver by Trinity of any default will waive any other default or the same default on a different occasion.

       e. Mortgagor hereby authorizes and empowers Trinity, and appoints Trinity as attorney in fact of Mortgagor, which authorization, power and appointment, being coupled with an interest, is irrevocable until payment of all Obligations, at any time after a default, in Trinity's sole and absolute discretion, to: (a) request, in Mortgagor's name, Trinity's name or the name of a third party, confirmation from any account Mortgagor or party obligated under or with respect to the Property of the amount shown by the accounts, or any other matter stated therein, (b) endorse in Mortgagor's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Trinity in payment of any account or other obligation owing to Mortgagor with respect to the Property, (c) notify, either in Mortgagor's name or Trinity's name, and/or to require Mortgagor to notify, any account Mortgagor or other person obligated under or in respect of the Property, of the fact of Trinity's lien thereon and of the grant of this Mortgage thereof to Trinity, and (d) demand, collect, surrender, release or exchange all or any part of the Property or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Property, or enforce, by suit or otherwise, payment or performance of any of the Property either in Trinity's own name or in the name of Mortgagor. Under no circumstances shall Trinity be under any duty to act in regard to any of the foregoing matters and nothing herein shall be deemed an assignment to, or assumption by, Trinity of any obligations or liabilities under or with respect to the Property, all of which obligations and liabilities shall remain Mortgagor's sole responsibility.

   9.  Indemnity and Expenses.

       a. The Mortgagor agrees to indemnify Trinity from and against any and all claims, losses and liabilities arising out of or relating to this Mortgage and/or any of the Obligations (including, without limitation, enforcement of this Mortgage and Trinity's exercise of its rights and remedies hereunder).

       b. The Mortgagor shall upon demand pay to Trinity the amount of any and all expenses, including, without limitation, the fees and disbursements of its counsel and of any experts and agents, which Trinity may incur following an Event of Default in connection with (a) the administration of this Mortgage, (b) the custody, preservation, use of, or the sale of, collection from, or other realization upon, any of the Property, (c) the exercise or enforcement of any of the rights of Trinity hereunder, or (d) the failure by the Mortgagor to perform or observe any of the provisions hereof. All such fees, expenses and disbursements shall be deemed Obligations that are secured by this Mortgage.

   10. Notice. All notices, requests and demands to or upon a party hereto shall be given in writing at the addresses set forth above and in accordance with the notices provisions set forth in the Purchase Agreement.

   11. Governing Law. This Mortgage shall be governed by and construed in accordance with the internal laws of the state where the Property is located without giving effect to any choice of law rules thereto.

   12. Miscellaneous. No amendment or waiver of any provision of this Mortgage nor consent to any departure by the Mortgagor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement of such amendment, waiver or consent is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The paragraph and section headings herein are solely for convenience and shall not be deemed to limit or otherwise affect the meaning or construction of any part of this Mortgage. This document shall be construed without regard to any presumption or rule requiring construction against the party causing such document or any portion thereof to be drafted. If any provision or provisions of this Mortgage shall be unlawful, then such provision or provisions shall be null and void, but the remainder of the Mortgage shall remain in full force and effect and be binding on the parties. If either party institutes any suit or action to enforce any of the terms of this Mortgage, the prevailing party shall be entitled to recover such sum as the court may adjudge reasonable as attorney fees and costs.

                              [End of Text]




IN WITNESS WHEREOF, this Mortgage has been executed the day and year first above written.

MORTGAGOR:                          TSL ACQUISITION CORP.,
                                    a Delaware corporation

                                    By: William F. Wright
                                       -----------------------
                                    Name: William F. Wright
                                    Title: Chairman of the Board and
                                            Chief Executive Officer

STATE OF               )
        ---------------
                       )  ss.
County of              )
         --------------

On this      day of         , in the year of 2004, before me, a Notary Public
in and for said State, personally appeared                           , known
or identified to me to be the                              of TSL Acquisition
Corp., the Delaware corporation that executed the instrument or the person who executed the instrument on behalf of said corporation, and acknowledged to me that such corporation executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.




                                 ---------------------------------------
                                 Notary Public for
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                                 Residing at
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                                 My Commission expires
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                                 Exhibit A

                        Legal Description of Property